FIRST GEORGIA HOLDING, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 18, 2000

The undersigned shareholder of First Georgia Holding, Inc. (the "Company") hereby appoints B.W. Bowie, Terry K. Driggers, and Roy K. Hodnett, as proxies with full power of substitution, acting by majority or by any of them if only one be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Meeting") to be held at the main offices of First Georgia Bank, at 1703 Gloucester Street, Brunswick, Georgia on Tuesday, January 18, 2000 at 5:00 P.M. Eastern Standard Time, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting (the "Proxy Statement"), receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS.

PROPOSAL: Election of Directors
______	FOR all nominees listed below (except as marked to the contrary below)	______	WITHHOLD AUTHORITY To vote for all nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominees name in the list below.

HENRY S. BISHOP			E. RAYMOND MOCK

This Proxy will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR the proposals. Discretionary authority is hereby conferred as to all other matters which may come before the Meeting.

Dated: ________, 2000

___________________________

Signature of Shareholder

____________________________

Additional signature (if held jointly)

If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian, or custodian please indicate the capacity in which you are acting. Please mark, date and sign the Proxy, then return it in the enclosed return-addressed envelope. No postage is necessary.

PLEASE RETURN PROXY BY JANUARY 13, 2000

FIRST GEORGIA HOLDING, INC.

1703 Gloucester Street

Brunswick, Georgia 31520

(912) 267-7283

December 17, 1999

To the Shareholders of FIRST GEORGIA HOLDING, INC.:

You are cordially invited to attend the Annual Meeting of Shareholders of First Georgia Holding, Inc. (the "Company") to be held on January 18, 2000 at the main office of First Georgia Bank, F.S.B. at 1703 Gloucester Street, Brunswick, Georgia. Enclosed is the Official Notice of the Annual Meeting, the Proxy Statement of management of the Company, and the Company's 1999 Annual Report.

The principal business of the meeting will be to elect the Company's Class II Directors to serve a term of three years. We will also review the operations of the Company and the Bank for the past year.

Whether or not you plan to attend the meeting, please mark, date and sign the enclosed form of proxy, and return it to the Company in the envelope provided as soon as possible.

Very truly yours,

HENRY S. BISHOP

Henry S. Bishop

Chairman

FIRST GEORGIA HOLDING, INC.

1703 Gloucester Street

Brunswick, Georgia 31520

(912) 267-7283

NOTICE OF ANNUAL MEETING

To be Held on January 18, 2000

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Georgia Holding, Inc. (the "Company") will be held on January 18, 2000 at 5:00 p.m. Eastern Standard Time at the main office of First Georgia Bank, F.S.B. (the "Bank") at 1703 Gloucester Street, Brunswick, Georgia, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1) To elect the Class II Directors to serve a term of three years.

(2) To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on December 1, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

All shareholders are requested to mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.

BY ORDER OF THE BOARD OF DIRECTORS

HENRY S. BISHOP

Henry S. Bishop

Chairman

FIRST GEORGIA HOLDING, INC.

1703 Gloucester Street

Brunswick, Georgia 31520

PROXY STATEMENT

INTRODUCTION

Time and Place of Meeting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Georgia Holding, Inc. (the "Company"), for use at the annual meeting of shareholders to be held on January 18, 2000 at 5:00 PM, at the main office of First Georgia Bank, F.S.B. (the "Bank") at 1703 Gloucester Street, Brunswick, Georgia, and at any adjournments thereof.

Record Date and Meeting Date

The close of business on December 1, 1999, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. This Proxy Statement and the form of proxy were first mailed to shareholders on or about December 17, 1999. If the enclosed form of proxy is properly executed, returned and not revoked, it will be voted in accordance with specifications made by the shareholder. If the form of proxy is signed and returned, but specifications are not made, the proxy will be voted FOR the election of directors.

Number of Shares Outstanding

As of the close of business on the record date, the Company had 10,000,000 shares of common stock, $1.00 par value (the "Stock") authorized, of which 7,198,371 shares were issued and outstanding. Each such share is entitled to one vote on matters to be presented at the meeting.

VOTING AT THE ANNUAL MEETING

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the nominated directors. You can revoke your proxy by delivering to G.F. Coolidge, III, Secretary of the Company, at the Companys address as listed above, ei

Requirements for Shareholder Approval

A quorum will be present if a majority of the outstanding shares of common stock are present in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. To be elected, a director must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more directors, it will have no effect on the outcome of the election unless you cast that vot ion to the Board of Directors named in this Proxy Statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors.

Effect of Abstentions

A shareholder who is present in person or by proxy at the Annual Meeting and who abstains from voting on any proposal will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against given matter.

Effect of Broker Non-Votes

Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Companies listing their securities on the New York Stock Exchange are permitted to vote their clients proxies in their own discretion as to the election of directors. Proxies that brokers do not vote on one or more proposals but that they do vote on others are referred to as "br not vote on one or more proposals but that they do vote on others are referred to as "brok voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

ELECTION OF DIRECTORS

General

Pursuant to the Company's Articles of Incorporation, its Board of Directors is divided into three classes: Class I, Class II and Class III. At each Annual Meeting of shareholders, Directors elected to succeed those in the Class whose terms then expire are elected for three-year terms so that the term of office of one class of Directors expires each year. The terms of Directors in the first Class (I) expire at the 2002 Annual Meeting; the terms of Directors in the second Class (II) expire at the 2000 hird Class (III) expire at the 2001 Annual Meeting.

The Board of Directors proposes that Henry S. Bishop and E. Raymond Mock be elected as Class II Directors to serve a term of three years.

The following table set forth on the following page shows for each Director (a) his class and term of office, (b) his name, (c) his age at December 31, 1999, (d) the year he was first elected as a Director of the Company, (e) any positions held by him with the Company or the Bank other than as a Director, and (f) his business experience for the last five years:

Director Nominees

Class II

Term to Expire at the 2000 Annual Meeting
Name	Age	Year First Elected	Position with Company and Business Experience

Henry S. Bishop	57	1988	Chaiman of the Board; President of the Company; President and CEO of the Bank

E. Raymond Mock	65	1988	Owner, Piggly Wiggly food stores of St. Simons Island and Nahunta

Incumbent Directors

Class I

Term to Expire at the 2002 Annual Meeting

Name	Age	Year First Elected	Position with Company and Business Experience

B.W. Bowie*	71	1994	Retired Senior Vice President, General Manager and Director of Federal Paperboard Company, Montvale, New Jersey (a company which manufactures paper products)

Terry K. Driggers	45	1995	President, Driggers Construction Company (a commercial construction company)

Roy K. Hodnett	79	1995	President, T.H.E. Island Group, T.H.E. Hotel Group, T.H.E. Island Inn (a real estate management company)

*Mr. Bowie is also a director of Gravure Packing Company.

Class III

Term to Expire at the 2001 Annual Meeting
Name	Age	Year First Elected	Position with Company and Business Experience

James D. Moore	65	1988	President, J.D. Moore, Inc. (a petroleum jobber)

D. Lamont Shell	67	1994	President, Glynn Electric Supply Company (a wholesale electrical supply company)

M. Frank DeLoach, III	40	1997	Partner, Culver & DeLoach (a real estate development company); Partner, North End Partners (a real estate development company); Director, Kids Way Inc. (a business training company for young people)

Meetings and Committees

During the year ended September 30, 1999, the Board of Directors of the Company held two (2) meetings. During the same period, the Board of Directors of the Bank held twelve (12) meetings. During his term as a director during 1999, each director attended at least 75% of the aggregate of (a) the total number of meetings of the Boards of Directors of the Company and the Bank, and (b) the total number of meetings held by Committees of which he was a member.

The Board of Directors of the Company has not established any standing committees. The Board of Directors of the Bank, however, has established various standing committees, including an Audit Committee and a Compensation Committee.

The Audit Committee's functions include (a) providing assistance to the Board of Directors in fulfilling its responsibilities for examinations of the Company and the Bank by regulatory agencies and independent auditors, (b) determining that the Company and the Bank have adequate administrative, operating and internal accounting controls and that they are operating in accordance with prescribed procedures, and (c) serving as an independent party in the review of the financial information of the Company and the Bank prior to its distribution to the Company's shareholders and the public. The current members of the Audit Committee are M. Frank Deloach III, Terry Driggers, James D. Moore, Raymond Mock, Jr. and D. Lamont Shell. The Audit Committee meetings are called by the Audit Committee Chairman or the Company's internal auditor. During 1999, the Audit Committee met five (5) times.

The Compensation Committee's functions are to review the compensation of all employees and make its recommendations regarding compensation to the full Board of Directors. The Board of Directors also awards discretionary bonuses to employees generally at the end of the Bank's fiscal year based on the Bank's performance for the year and the recommendation of the Compensation Committee. The current members of the Compensation Committee are B.W. Bowie, Roy Hodnett, and E. Raymond Mock, Jr. The Compensation Committee meetings are called by the Compensation Committee Chairman or the President of the Bank. During fiscal year 1999, the Compensation Committee did not meet.

The Bank does not currently have a standing nominating committee.

OWNERSHIP OF STOCK

Principal Holders of Stock

On December 1, 1999, the Company had 7,198,371 shares of Stock outstanding which were held by 292 shareholders of record. The following table sets forth the persons who beneficially owned, as of December 1, 1999, more than 5% of the outstanding shares of Stock to the best information and knowledge of the Company. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his shares.
Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Total (1)

Henry S. Bishop	1,217,234 (2)	14.75%
1703 Gloucester Street
Brunswick, GA 31520

James A. Bishop	646,981(3)	7.84%
P.O. Box 1396
Brunswick, GA 3152

Roy K. Hodnett	792,740(4)	8.58%
Box 1
St. Simons Isle, GA 31522

B.W. Bowie	498,518(5)	6.04%
16 Kings Way
St. Simons Isle, GA 31522

(1) Percentages are calculated assuming the exercise of options to purchase an aggregate of 1,056,104 shares, resulting in total outstanding shares of 8,254,475.

(2) Consists of 513,684 shares held of record by Mr. Bishop, 17,300 held by a company in which Mr. Bishop has a controling interest, and an aggregate of 686,250 shares subject to presently exercisable options.

(3) Consists of 352,728 shares held of record by Mr. Bishop, 125,295 shares held of record by Mr. Bishop's spouse, 5,692 shares held of record by their minor child, and 163,266 shares held of record by James A. Bishop Trustee James A. Bishop a Professional Corporation Target Benefit Pension Plan dated 11/15/81.
  Consists of 686,700 shares held of record by Mr. Hodnett, 39,562 held of record by Synovus as Trustee for Mr. Hodnetts IRA/HR10 accounts, 49,606 held in a joint family trust, and 16,872 held of record by Synovus as Trustee for Mr. Hodnetts spouses IRA.
  Consists of 490,060 shares held of record by Mr. Bowie and 8,458 shares held of record by his minor child.

Stock Owned by Management

The following table sets forth the number and percentage ownership of shares of Stock beneficially owned by each existing Director of the Company and by all Directors and executive officers of the Company as a group as of December 1, 1999. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.
Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Total (1)

Henry S. Bishop	1,217,234 (2)	14.75%
1703 Gloucester Street
Brunswick, GA 31520

B.W. Bowie	498,518(3)	6.04%
16 Kings Way
St. Simons Island, GA 31522

M. Frank Deloach III	2,250	0.03%
110 Harrison Pointe Dr.
St. Simons Island, GA 31522

Terry K. Driggers	65,599(4)	0.59%
112 River Way
Brunswick, GA 31520

Roy K. Hodnett	792,744(5)	8.58%
Box 1
St. Simons Isle, GA 31522

E. Raymond Mock	59,202	0.69%
4003 Riverside Drive
Brunswick, GA 31520

James D. Moore	64,545	0.78%
P.O. Box 1078
Brunswick, GA 31520

D. Lamont Shell	9,112	0.11%
P.O. Box 1279
Brunswick, GA 31521

All Directors and Executive Officers as a Group (10 persons, All of whom are shareholders)	2,732,492(6)	33.10%

(1) Percentages are calculated assuming the exercise of options to purchase an aggregate of 1,056,104 shares, resulting in total outstanding shares of 8,254,475.

(2) Consists of 513,684 shares held of record by Mr. Bishop, 17,300 held by a company in which Mr. Bishop has a controling interest, and an aggregate of 686,250 shares subject to presently exercisable options.

(3) Consists of 490,060 shares held of record by Mr. Bowie and 8,458 shares held of record by his minor child.

(4) Consists of 44,437 shares owned outright by Mr. Driggers, 12,600 shares held by a business in which he has a controlling interest.

  Consists of 686,700 shares held of record by Mr. Hodnett, 39,562 held of record by Synovus as Trustee for Mr. Hodnetts IRA/HR10 accounts, 49,606 held in a joint family trust, and 16,872 held of record by Synovus as Trustee for Mr. Hodnetts spouses IRA.

(6) Includes an aggregate of 936,104 shares subject to presently exercisable options.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

To the Companys knowledge, its directors, executive officers, and greater than 10% of shareholders complied during 1999 with all applicable Section 16(a) filing requirements.

EXECUTIVE OFFICERS

The table set forth below shows for each executive officer of the Company (a) the person's name, (b) his age at December 31, 1999, (c) the year he was first elected as an officer of the Company (which was organized in 1988), and (d) his present positions with the Company and the Bank and other business experience for the past five years if he has been employed by the Company or the Bank for less than five years.

Name	Age	Year First Elected	Position with the Company and the Bank

Henry S. Bishop	57	1988	Chairman of the Board, President and Chief Executive Officer of the Company and the Bank

G.F. Coolidge, III	50	1991	Secretary/Treasurer of the Company; Executive Vice President and Chief Financial Officer of the Bank

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth the total compensation paid to each executive officer where cash compensation exceeded $100,000 in fiscal 1999.

Summary Compensation Table

Annual Compensation

Name and Principal Position	Year	Salary	Bonus	All Other Compensation

Henry S. Bishop	1999	172,500	32,108	5,000(1)
Chief Executive Officer
	1998	172,500	29,501	5,000(1)

	1997	158,906	19,413	2,375(1)

G.F. Coolidge III	1999	87,400	16,270	2,476(1)
Executive Vice President
	1998	87,400	14,948	2,622(1)

	1997	79,557	10,080	2,067(1)

  Consists of contributions by the Bank to the 401(k) account of Mr. Bishop.
  Consists of contributions by the Bank to the 401(k) account of Mr. Coolidge.

Both Mr. Bishop and Mr. Coolidge received certain other benefits from the Bank. The total value of the benefits was less than 10% of his annual salary and bonus.

The following table contains, with respect to the persons named in the Summary Compensation Table, information concerning the number of stock options held, the number currently exercisable, and the value of the exercisable options. Based on the limited trading information available to the Company, the table below lists the per share fair market value of stock at September 30, 1999 in excess of the per share exercise price of the listed options.

Name	Option Price	Market Value	Excess/(Deficiency)

Henry S. Bishop	$1.41	$5.13	$3.72
Henry S. Bishop	6.51	5.13	(1.38)

G. F. Coolidge	0.66	5.13	4.47
G. F. Coolidge	1.29	5.13	3.84
G. F. Coolidge	5.92	5.13	(0.79)

Fiscal Year End Option Values

Name	Number of Unexercised Options at 9/30/99	Value of Unexercised In-the-Money Options at 9/30/99(1)
	#Exercisable/Unexercisable	#Exercisable/Unexercisable

Henry S. Bishop	686,250/0	$1,634,850/0

G. F. Coolidge III	249,854/0	$800,366/0

-----------------------------

(1) Calculated by subtracting the exercise price from the market value of the Stock at September 30, 1999 and multiplying the resulting figure by the number of shares subject to in-the-money options.

Compensation of Directors

The Bank pays each director $500 per Board meeting for his service as a Bank Director. Each director also receives an additional $100 per Bank Committee meeting attended. Directors of the Company are not separately compensated for their service as Directors of the Company nor for their service as members of committees. Mr. Bishop received $6,000 in Director's fees during fiscal 1999.

Certain Other Transactions

The Company's directors, executive officers and principal shareholders, together with their immediate family members and the companies associated with them, have engaged in banking transactions with the Bank and are expected to continue such relationships in the future. In the opinion of management, the extensions of credit made by the Bank to such individuals since October 1, 1998 (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rate, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

James A. Bishop, an attorney and a principal shareholder of the Company, and Henry S. Bishop, President of the Company, are brothers. For the year ended September 30, 1999, the Bishop Law Firm received legal fees of $57,123 from the Company or the Bank for general representation.

SHAREHOLDER PROPOSALS

Any proposal which an eligible shareholder wishes to have presented at the next annual meeting of shareholders, expected to be held in January, 2001, must be received at the main office of the Company, 1703 Gloucester Street, Brunswick, Georgia 31520, no later than November 5, 2000. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next annual meeting of shareholders. It is suggested that any such proposals be sent by certified mail, return receipt requested. Failure to submit such a proposal in a timely basis will enable the proxies appointed by management to exercise their discretionary voting authority when the proposal is raised at the annual meeting of shareholders without any discussion of the matter in the proxy statement.

ACCOUNTING MATTERS

Deloitte & Touche, LLP, Jacksonville, Florida, independent certified public accountants, audited the financial statements of and provided various services to the Company and the Bank as of and for the year ended September 30, 1999. A representative of Deloitte & Touche LLP is expected to be present at the meeting to respond to any appropriate questions and to make a statement if the representative desires to do so.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters which may be brought before the Annual Meeting. If, however, any matter other than the election of directors and ratification of the appointment of the auditors, or any matters incident thereto should properly come before the Annual Meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

EXPENSES AND SOLICITATION OF PROXIES

All expenses of the proxy solicitation will be paid directly or indirectly by the Company. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and the Bank may solicit proxies by telephone, telegram or personal interview for which they will receive no compensation in addition to their regular salaries. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Stock held of record by such persons, and if requested will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

AVAILABLE INFORMATION

Shareholders may obtain, without charge, a copy of the 1999 Annual Report on Form 10-KSB of the Company. Written requests should be addressed to:

Todd Lightfoot

First Georgia Holding, Inc.

P.O. Box 2257

Brunswick, GA 31521